Exhibit 23.3

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 30, 2025 with respect to the financial statements of Vidello Limited for the years ended March 31, 2024 and 2023 included in the Form 8KA included as a reference in Form S-3.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

July 30, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com